Shareholder Letter Q3 2023 JO B Y A V IA T IO N N O V EM B ER 1 , 20 23 JO B YA V IA T IO N .C O M

AT A GLANCE Certification Progress Stage three nearing completion, with 84% of Certification Plans now accepted by FAA, including Energy Storage and Distribution System Plan, which covers batteries and high-voltage power distribution. First Delivery A Joby aircraft became the first electric air taxi delivered to the U.S. Air Force — months ahead of schedule — as part of our $131 million contract with the Department of Defense. Pilot on Board Our flight test program was expanded to include flight with a pilot on board. Four Joby pilots completed flights that included forward transitions to semi-thrust borne flight. Building the Future Three aircraft are now in production at our Pilot Production Facility in Marina. Dayton, OH, was selected as the site for our first scaled manufacturing facility, with state and local agencies offering incentives and benefits totaling up to $325 million in support. STRONG FINANCIAL FOUNDATION At the end of the third quarter of 2023, we had $1.1 billion in cash and short- term investments. Net cash used in operating activities and purchase of property plant and equipment totaled $89 million in the third quarter. NET INCOME Net income of $1.5 million reflected the favorable revaluation of der- ivative liabilities of $116 million, operating expenses of $128 million, and interest income of $14 million. Operating expenses primarily reflected our continued progress certifying the aircraft and early manufacturing operations. ADJUSTED EBITDA Adjusted EBITDA loss of $93 million largely reflected our operating expenses excluding depreciation, amortization, and stock-based compensation. Q3 2023 Highlights Joby AviationQ3 2023 Shareholder Letter November 1, 2023 2

Certification Progress

FOLLOWING SIGNIFICANT PROGRESS during the quarter, we are nearing completion of the third stage of the type certification process, with 84% of our Certification Plans now accepted by the FAA. Importantly, this includes the Energy Storage and Distribution System Plan, which covers batteries, high-voltage power distribution, and associated electrical wiring.

Our focus continues to be on stage four of the process where we write, and then execute, test plans that demonstrate our compliance with safety regulations. In the third quarter, we had a number of equipment-level qualification plans accepted by the FAA, including the Flight Control Computer and the Vehicle Sensor Computer.

We also received acceptances for several materials and process test plans. We submitted the static test plan for the tail of the aircraft, a significant milestone as it represents the first submission of a plan covering a larger structure of the aircraft.

We welcomed the unanimous, bi-partisan confirmation of Mike Whitaker as the next permanent FAA Administrator. The U.S. leads the world in aviation safety, innovation and regulation, and we believe this appointment will provide the strong and steady leadership required to ensure this continues.

DATA AS OF OCTOBER 27, 2023


STAGE 1
Certification Basis
JOBY
100%
FAA
100%
STAGE 2
Means of Compliance
97%
97%
STAGE 3
Certification Plans
98%
84%
STAGE 4
Testing & Analysis
17%
7%
STAGE 5
Show & Verify
1%
0%

Percentage completion may fluctuate mildly through the course of certification as documents are edited and resubmitted. Data as of October 27, 2023. It is typical for a small portion of the Means of Compliance to remain open in order to address minor design changes and improvements that may occur later in the process. We therefore consider the second stage essentially complete.

Q3 2023 Shareholder Letter November 1, 2023 Joby Aviation 3

IN SEPTEMBER, WE DELIVERED — and flew — the first of up to nine aircraft included as part of a $131 million AFWERX Agility Prime contract with the U.S. Air Force. Arriving at Edwards Air Force Base in California several months ahead of schedule, the aircraft became the first electric air taxi to be delivered to the U.S. Air Force, with a second aircraft now in final assembly and on track to be delivered in 2024. The aircraft, which was the first to be built on Joby’s Pilot Production Line in Marina, CA, will be stationed at the base for at least the next year, where it will be used to demonstrate a range of logistics missions, including cargo and passenger transportation, operated by both Joby and U.S. Air Force personnel. In partnership with the U.S. Air Force, NASA will also use the aircraft to complete research focused on how air taxis can fit into the national airspace. The completion of realistic mission sets, along with the training of Air Force pilots and maintenance crews, will provide valuable on- the-ground operational and training experience for Joby as we prepare for the launch of commercial passenger service. As part of our wider preparations for commercial service, we also signed an agreement with SK Telecom, who invested in Joby in June 2023, to jointly undertake flight testing in South Korea in 2024 as part of the Korean government’s K-UAM Grand Challenge, designed to support the development of the Urban Air Mobility sector. “There’s no doubt that the electrification of aviation is going to be a critical piece in the broader energy transition, and I’m proud that we get the opportunity to contribute to a sustainable future for humanity.” Col. Douglas Wickert, Cmdr, 412th Test Wing, Edwards Air Force Base First Delivery Joby AviationQ3 2023 Shareholder Letter November 1, 2023 4

Pilot on Board

IN A CRITICAL STEP on our journey toward commercial operations, we expanded our flight test program to include flying with a pilot on board the aircraft, with four members of our flight test team completing a series of initial tests that included hovers and forward transitions to semi-thrust borne flight.

During the testing, the pilots assessed the ease of conducting a number of tasks and maneuvers that pilots will be required to perform during normal operations, including runway centerline tracking and decelerating to a vertical landing on a representative landing pad. The pilots also performed more complex maneuvers such as flying precise circles around a center point, which is difficult to do in traditional helicopters but much simpler in our aircraft. Evaluation of these mission task elements will support the certification of the Joby aircraft as well as the company's ongoing work with the Department of Defense.

The test campaign was led by Joby Chief Test Pilot James "Buddy" Denham who led the research and development of the Unified Control Concept used in the F-35 Joint Strike Fighter.

Meanwhile, Joby subsidiary H2Fly completed the world's first piloted flight of a liquid hydrogen- powered electric aircraft, completing a series of flights with its HY4 demonstrator aircraft, including one that lasted more than three hours. The successful demonstration of the technology is believed to double the range of the emissions-free aircraft from 466 miles to 932 miles.


HEED 3

Q3 2023 Shareholder Letter November 1, 2023 Joby Aviation 5

FOLLOWING AN EXTENSIVE competitive process, we announced plans to locate our first scaled aircraft production facility in Dayton, Ohio, the birthplace of aviation and home to Wright-Patterson Air Force Base. With up to $325 million in state and local incentives to support the development, we plan to build a facility capable of delivering up to 500 aircraft per year. The 140-acre site we have selected has the potential to support significant further growth over time, providing enough land to build up to two million square feet of manufacturing space. Joby has been invited by the U.S. Department of Energy to submit a Part II Application for financing under the Title XVII Loan Guarantee Program, which provides access to low-interest loans for clean energy projects and would support the scaling of the facility. The Ohio facility is expected to come online in 2025 and we plan to utilize existing buildings at the Dayton airport as well as our facilities in Marina, California to support near-term operations. Our strategic partner Toyota, which supported the successful launch of our Pilot Production Line in California, plans to continue to advise us as we prepare for scaled production. We were honored to welcome Toyota CEO, Koji Sato, and Chief Technology Officer, Hiroki Nakajima, to our facilities in California and to witness a flight test during the quarter. We now have three aircraft under production in California, with the next aircraft now in final assembly and expected to roll off the production line in early 2024. “The aircraft that will roll off Joby production line in Ohio will redefine urban transportation and contribute to a fundamental change in the way people and goods travel. We welcome Joby and celebrate the new chapter of air mobility history that will be made in Ohio, the Heart of Aviation” Ohio Governor Mike DeWine Building the Future Joby AviationQ3 2023 Shareholder Letter November 1, 2023 6

Third Quarter 2023 Financial Summary IN THE THIRD QUARTER OF 2023, our net income of $1.5 million reflected positive other income of $129.7 million and operating expenses to support continued growth, totaling $128.2 million. Operating expenses for the quarter included stock-based compensation of $27.3 million and depreciation and amortization of $7.8 million. Other income reflected the revaluation gain on derivative liabilities of $116.1 million and interest income of $13.6 million. The revaluation of derivative liabilities reflected the impact of the share price changes over the course of the quarter on the value of our warrants and earn-out shares. Net income in the third quarter of 2023 reflected an $80.7 million improvement compared with the net loss in the third quarter of 2022. The net income compared with 2022 primarily reflected higher other income of $111.8 million, partly offset by higher operating expenses of $31.0 million. The improvement in other income primarily reflected the positive revaluation of derivative liabilities in the third quarter of 2023 compared with the prior year. Compared with the second quarter of 2023, our third quarter net income was $287.6 million above the net loss reported in the prior quarter. Other income was $299.8 million higher than the prior quarter primarily reflecting the revaluation gain on derivative liabilities in the third quarter of 2023 totaling $116.1 million compared with a revaluation loss of $180.7 million in the prior quarter. Operating expenses in the third quarter of 2023 were $12.2 million higher than the second quarter reflecting increased staffing and expenses to support certification and manufacturing. Adjusted EBITDA in the third quarter of 2023 was a loss of $93.1 million, primarily reflecting employee costs associated with the development, certification and manufacturing of the aircraft. The adjusted EBITDA loss was $15.3 million higher than in the third quarter of 2022 and $9.8 million higher than the prior quarter. Adjusted EBITDA is a non-GAAP metric that excludes the loss from the revaluation of our derivative liabilities, stock-based compensation expense, depreciation and amortization, interest income and expense, income from equity-method investments, and other non-operating costs. Please see the section titled “Non-GAAP Financial Measures” for a reconciliation of Net Income to Adjusted EBITDA. We ended the third quarter of 2023 with $1.1 billion in cash, cash equivalents, and investments in marketable securities. Net cash used in operating activities and purchases of property and equipment totaled $88.8 million in the third quarter of 2023. For the first nine months of 2023, net cash used in operating activities and purchases of property and equipment totaled $253.3 million. Joby AviationQ3 2023 Shareholder Letter November 1, 2023 7

Condensed Statement of Operations JOBY AVIATION, INC. AND SUBSIDIARIES Unaudited (in thousands, except share and per share data) 2023 2022 2023 2022 OPERATING EXPENSES: Research and development 100,559 73,870 264,926 220,146 Selling, general and administrative 27,608 23,251 78,926 70,700 Total operating expenses 128,167 97,121 343,852 290,846 Loss from operations (128,167) (97,121) (343,852) (290,846) Interest and other income, net 13,611 5,360 32,694 8,671 Income from equity method investment — — — 19,039 Gain (Loss) from change in fair value of warrants and earnout shares 116,109 12,560 (86,671) 72,072 Total other income (loss), net 129,720 17,920 (53,977) 99,782 Gain (Loss) before income taxes 1,553 (79,201) (397,829) (191,064) Income tax expense 28 5 118 35 Net income (loss) 1,525 (79,206) (397,947) (191,099) Net income (loss) per share, basic and diluted 0.00 (0.14) (0.62) (0.33) Weighted-average common shares outstanding Basic 672,559,810 583,970,409 638,388,011 581,458,391 Diluted 691,455,162 583,970,409 638,388,011 581,458,391 Three months ended September 30 Nine months ended September 30 $ $ $ $ $ $ $ $ $ $ $ $ Joby AviationQ3 2023 Shareholder Letter November 1, 2023 8

Condensed Balance Sheets JOBY AVIATION, INC. AND SUBSIDIARIES Unaudited (in thousands) SEPTEMBER 30, 2023 DECEMBER 31, 2022 ASSETS Current assets: Cash and cash equivalents 480,371 146,101 Short-term investments 632,144 910,692 Total cash, cash equivalents and short-term investments 1,112,515 1,056,793 Restricted cash — 3,204 Other receivables 6,935 4,021 Prepaid expenses and other current assets 18,733 20,160 Total current assets 1,138,183 1,084,178 Property and equipment, net 100,415 92,103 Operating lease right-of-use assets 27,683 25,149 Restricted cash 762 762 Intangible assets 7,992 12,581 Goodwill 14,011 14,011 Other non-current assets 60,560 64,200 Total assets 1,349,606 1,292,984 LIABILITIES AND STOCKHOLDERS’ EQUITY Current liabilities: Accounts payable 4,787 7,710 Operating lease liabilities, current portion 4,026 3,710 Accrued and other current liabilities 41,154 18,783 Total current liabilities 49,967 30,203 Operating lease liabilities, net of current portion 25,965 23,613 Warrant liability 64,650 28,783 Earnout shares liability 94,602 44,055 Other non-current liabilities 5,088 1,589 Total liabilities 240,272 128,243 Stockholders’ equity: Preferred stock — — Common stock 69 61 Additional paid-in capital 2,244,617 1,908,179 Accumulated deficit (1,132,600) (734,653) Accumulated other comprehensive loss (2,752) (8,846) Total stockholders’ equity 1,109,334 1,164,741 Total liabilities and stockholders’ equity 1,349,606 1,292,984 $ $ $ $ $ $ $ $ Joby AviationQ3 2023 Shareholder Letter November 1, 2023 9

Condensed Statement of Cash Flows JOBY AVIATION, INC. AND SUBSIDIARIES Unaudited (in thousands) 2023 2022 CASH FLOWS FROM OPERATING ACTIVITIES Net loss (397,947) (191,099) Reconciliation of net loss to net cash used in operating activities: Depreciation and amortization expense 22,352 17,422 Stock-based compensation expense 69,747 51,905 Loss (Gain) from change in the fair value of warrants and earnout shares 86,671 (72,072) Income from equity method investment — (19,039) Net accretion of investments in marketable debt securities (14,438) (874) Changes in operating assets and liabilities Other receivables and prepaid expenses and other current assets (2,240) (2,924) Other non-current assets 901 31,852 Accounts payable and accrued and other liabilities 2,114 2,011 Non-current liabilities 2,352 — Net cash used in operating activities (230,488) (182,818) CASH FLOWS FROM INVESTING ACTIVITIES Purchase of marketable securities (434,129) (1,221,114) Proceeds from sales and maturities of marketable securities 733,562 675,261 Purchases of property and equipment (22,730) (24,412) Acquisitions, net of cash — (5,707) Net cash provided by (used in) investing activities 276,703 (575,972) CASH FLOWS FROM FINANCING ACTIVITIES Proceeds from issuance of common stock in private placement, net 280,023 — Proceeds from issuance of common stock under the Employee Stock Purchase Plan 3,801 — Proceeds from the exercise of stock options and warrants issuance 1,717 1,081 Repayments of tenant improvement loan and obligations under finance lease (690) (806) Net cash provided by financing activities 284,851 275 Net change in cash, cash equivalents and restricted cash 331,066 (758,515) Cash, cash equivalents and restricted cash, at the beginning of the period 150,067 956,325 Cash, cash equivalents and restricted cash, at the end of the period 481,133 197,810 RECONCILIATION OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH TO CONDENSED CONSOLIDATED BALANCE SHEETS Cash and cash equivalents 480,371 193,844 Restricted cash 762 3,966 Cash, cash equivalents and restricted cash 481,133 197,810 Non-cash investing and financing activities Unpaid property and equipment purchases 1,211 1,484 Property and equipment purchased through finance leases 4,900 252 $ $ $ $ $ $ $ $ $ $ $ $ Nine months ended September 30 Joby AviationQ3 2023 Shareholder Letter November 1, 2023 10

Non-GAAP Financial Measures ADJUSTED EBITDA is a non-GAAP measure of operating performance that is included to communicate the financial performance of activities associated with core operations that support the development, manufacturing and com- mercialization of the Joby aircraft. Adjusted EBITDA is de- fined as net income (loss) before interest income, interest expense, income tax expense (benefit), depreciation and amortization expense, stock-based compensation ex- pense, income from equity-method investments unrelated to core operations, impact from revaluation of non-operat- ing derivative liabilities, and other income or costs which are not directly related to ongoing core operations. We believe Adjusted EBITDA, when read in conjunction with our GAAP financials, provides investors and management with a useful measure for the evaluation of our operating results and a basis for comparing our core, ongoing op- erations from period to period. Because Adjusted EBITDA is not a measure of performance or liquidity calculated in accordance with GAAP, it should not be considered more meaningful than or as a substitute for net income (loss) as an indicator of our operating performance. Adjusted EBITDA may not be directly comparable to similarly titled measures provided by other companies due to potential differences in methods of calculation. From time to time, we may modify the nature of the adjustments we make to arrive at Adjusted EBITDA. A reconciliation of Adjusted EBITDA to net income is as follows: JOBY AVIATION, INC. AND SUBSIDIARIES Unaudited (in thousands) 2023 2022 2023 2022 Net income (loss) 1,525 (79,206) (397,947) (191,099) Income tax expense 28 5 118 35 Income (loss) before income taxes 1,553 (79,201) (397,829) (191,064) Interest and other income, net (13,611) (5,360) (32,694) (8,671) Income from equity method investment — — — (19,039) Loss (Gain) from change in the fair value of warrants and earnout shares (116,109) (12,560) 86,671 (72,072) Loss from operations (128,167) (97,121) (343,852) (290,846) Stock-based compensation expense 27,267 13,043 69,747 51,905 Depreciation and amortization expense 7,827 6,349 22,352 17,422 Adjusted EBITDA (93,073) (77,729) (251,753) (221,519) Three months ended September 30 Nine months ended September 30 $ $$ $ $ $$ $ Joby AviationQ3 2023 Shareholder Letter November 1, 2023 11

Upcoming Events Today’s Webcast Details Q3 2023 FINANCIAL RESULTS WEBCAST The Company will host a webcast and conference call at 5:00pm ET (2:00pm PT) on Wednesday, November 1, 2023. The webcast will be publicly available in the Financial Results section of the company’s investor website: ir.jobyaviation.com. PIPER SANDLER ELECTRIFICATION TOUR NYSE INDUSTRIALS DAY CANACCORD GENUITY FIRESIDE SESSION BARCLAYS MOBILITY CONFERENCE Joby AviationQ3 2023 Shareholder Letter November 1, 2023 12

Forward-Looking Statements



THIS SHAREHOLDER LETTER CONTAINS "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the development and performance of our aircraft; the growth of our manufacturing capabilities, including the size, capacity, potential production volumes, planned investments, staffing levels, available incentives and timing of our planned manufacturing facility in Dayton, Ohio and our ongoing plans for our facilities in California; our regulatory outlook, progress and timing, including our expectation to start commercial passenger service in 2025; expected benefits of our contract with the Department of Defense; our plans to submit a Part II application for a Title XVII loan; our business plan, objectives, goals and market opportunity in the U.S. and foreign markets; initial target markets; plans for, and potential benefits of, our strategic partnerships, including our agreement with SK Telecom to undertake flight testing in South Korea in 2024; and our current expectations relating to our business, financial condition, results of operations, prospects, capital needs and growth of our operations, including the expected benefits of our vertically-integrated business model.

You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate", "estimate", "expect", "project", "plan", "intend", "believe", "may", "will", "should", "can have", "likely" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. All forward looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including: our ability to launch our aerial ridesharing service and the growth of the urban air mobility market generally; our ability to produce aircraft that meet our performance expectations in the volumes and on the timelines that we project, and our ability to launch our service; the competitive environment in which we operate; our future capital needs; formal approval of state and local incentives, permitting and other legal and regulatory matters related to our planned manufacturing site in Dayton, Ohio; approval of any Title XVII loan application that we may make, which is not guaranteed, is solely dependent on the results of the U.S. Department of Energy's review and may not align with the terms we propose; our ability to adequately protect and enforce our intellectual property rights; our ability to effectively respond to evolving regulations and standards relating to our aircraft; our reliance on third-party suppliers and service partners; uncertainties related to our estimates of the size of the market for our service and future revenue opportunities; and other important factors discussed in the section titled "Risk Factors" in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the "SEC") on March 1, 2023, and in future filings and other reports we file with or furnish to the SEC. Any such forward-looking statements represent management's estimates and beliefs as of the date of this shareholder letter. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

CONTACT DETAILS

Investors:
investors@jobyaviation.com

Media:
press@jobyaviation.com

Q3 2023 Shareholder Letter November 1, 2023 Joby Aviation 13

JoeBen Bevirt joined by Young-hun Oh, Governor of South Korea's Jeju Province (pilot seat), and Yongsik Shin, VP of SK Telecom.


H2FLY
S5-MHY
S5-MHY

H2FLY completed the world's first piloted flight of a liquid hydrogen-powered electric aircraft.



We hosted about 160 kids and their families at our hangar in Marina, California for Girls in Aviation Day.



Delta CEO Ed Bastian joined us in NYC to discuss bringing electric air taxis to the region.


Joby
Joby

A rendering of the scaled manufacturing facility we plan to build in Dayton, Ohio.


Joby

Toyota CEO Koji Sato visited Joby for a facility tour and to witness a flight test.

Q3 2023 Shareholder Letter November 1, 2023 Joby Aviation 14